UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) 30 January 2013

AMARANTUS BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Commission File No.   333-148922

Delaware	26-0690857
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	identification No.)

675 Almanor Ave, Sunnydale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A-2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Prepared By:

Sunny J. Barkats, Esq.,

 at

JSBarkats, PLLC

18 East 41 stStreet, 19 thFl.

New York, NY 10017

www.JSBarkats.Com

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the possible benefits of MANF therapeutic applications and/or advantages presented by Amarantus’ PhenoGuard technology, as well as statements about expectations, plans and prospects of the development of Amarantus’ new product candidates. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the risks that the anticipated benefits of the therapeutic drug candidates or discovery platforms, as well as the risks, uncertainties and assumptions relating to the development of Amarantus’ new product receivable in candidates, including those identified under “Risk Factors” in Amarantus’ most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in other filings Amarantus periodically makes with the SEC. Actual results may differ materially from those contemplated by these forward-looking statements. Amarantus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this presentation.

Item 8.01 Other Events

On February 7th, 2013, the Company completed a series of transactions related to the restructuring of certain convertible debentures and related warrants that are currently in default. As a result, the Company executed two separate amended and restated Convertible Promissory Notes in the amounts of $375,000 and $187,500 (the “New Notes”), respectively, payable to Dominion Capital, LLC. The Company had defaulted on Promissory Notes issued in 2011 to certain individual investors in the total aggregate amount of $375,000 (the “Old Notes”), and related cashless warrants in the amount of $500,000. Dominion capital paid $562,500 to acquire the Old Notes, and as part of the transaction all of the related warrants have been retired, inclusive of a $37,500 payment from the Company to certain warrant holders. The Old Notes and Related warrants had a conversion feature equal to a 66.6% floorless discount to a ‘Next Equity Financing’, defined as a financing where equity, or debt that was convertible into common stock, with a fixed price conversion feature. As a result of the 30 January financing previously announced, the Old Notes and Warrants, inclusive of interest, would have been convertible into approximately $900,000 in common shares priced at $0.0333/share, which would have equated to 27,000,000 common shares.

As a result, of the transactions listed above, $375,000 note is immediately convertible at a price of $0.015/share, equal to 25,000,000 common shares. The $187,500 is also priced at $0.015/share, however the note is not convertible for 6 months and the Company can repurchase this note at any time until maturity.

Concurrently, the Company has retired a series of convertible notes with toxic financing terms that were issued between June 30, 2013 and November 1, 2013.

As a result of these transactions, the Company has eliminated the costly potential default and reset provisions associated with the Old Notes and Warrants that the Company believes were a potential impediment to future growth and more favorable future financing alternatives. With the retirement of the Old Notes and repurchase by the Company of the Warrants, the Company is no longer in default of any convertible notes or warrants, and has eliminated the risk of the further dilutive potential of resets and default provisions contained within those retired instruments. The company believes that this has streamlined and enhanced its capitalization structure placing the Company in a better positioned to move forward with the execution of its scientific advancement plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: 7 February 2013	/s/ Gerald Commissiong
Gerald Commissiong
Chief Executive Officer